CUSIP No. 714197100

                                                                    EXHIBIT 1

                             JOINT FILING AGREEMENT

        Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Schedule 13D to which this Joint Filing Agreement is being filed as an exhibit shall be a joint statement filed on behalf of each of the undersigned.


   Date:  June 4, 1997


                            LaSALLE/KROSS PARTNERS, LIMITED PARTNERSHIP

                            By:       LaSALLE CAPITAL MANAGEMENT, INC.
                                      a General Partner

                            By:       /s/ Richard J. Nelson
                                      Richard J. Nelson, President


                            /s/ Richard J. Nelson
                            Richard J. Nelson


                            /s/ Peter T. Kross
                            Peter T. Kross